                               POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below, other than Joseph R. Ficalora, constitutes and appoints Mr. Ficalora, and Mr. Ficalora constitutes and appoints Michael J. Lincks, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign a Registration Statement on Form S-4 for the registration of common stock of New York Community Bancorp, Inc., and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Name                            Title                   Date
                 ----                            -----                   ----

      /s/ Joseph R Ficalora            Chairman of the Board,        April 25, 2001
--------------------------------------  President and Chief
          Joseph R Ficalora             Executive Officer
                                        (Principal Executive
                                        Officer)

      /s/ Michael J. Lincks            Executive Vice President      April 25, 2001
--------------------------------------  and Corporate Secretary
          Michael J. Lincks

         /s/ Robert Wann               Senior Vice President,        April 25, 2001
--------------------------------------  Comptroller and Chief
             Robert Wann                Financial Officer
                                        (Principal Financial and
                                        Accounting Officer)

       /s/ Harold E. Johnson           Director                      April 25, 2001
--------------------------------------
          Harold E. Johnson

       /s/ Donald M. Blake             Director                      April 25, 2001
--------------------------------------
           Donald M. Blake

      /s/ Max L. Kupferberg            Director                      April 25, 2001
--------------------------------------
          Max L. Kupferberg

       /s/ Henry E. Froebel            Director                      April 25, 2001
--------------------------------------
           Henry E. Froebel

       /s/ Howard C. Miller            Director                      April 25, 2001
--------------------------------------
           Howard C. Miller

                 Name                            Title                   Date
                 ----                            -----                   ----

   /s/     Dominick Ciampa             Director                      April 25, 2001
--------------------------------------
           Dominick Ciampa

   /s/  Richard H. O'Neill             Director                      April 25, 2001
--------------------------------------
        Richard H. O'Neill

   /s/ Msgr. Thomas J. Hartman         Director                      April 25, 2001
--------------------------------------
       Msgr. Thomas J. Hartman

      /s/ Michael J. Levine            Director                      April 25, 2001
--------------------------------------
          Michael J. Levine

     /s/  Robert M. Sprotte            Director                      April 25, 2001
--------------------------------------
          Robert M. Sprotte